UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

Viant Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40015	85-3447553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2722 Michelson Drive, Suite 100 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 861-8888

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	DSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, the Board of Directors (the “Board”) of Viant Technology Inc. (the “Company”) adopted the Viant Technology Inc. Annual Incentive Plan (the “Plan”). The Plan is a cash-based incentive program which is intended to provide awards to certain employees of the Company to motivate them to perform to the best of their abilities, and achieve the Company’s objectives. The Compensation Committee of the Board (the “Committee”) is responsible for administering the Plan and, in its sole discretion, will provide eligible participants, including any executive, officer, key employee or other Committee-designated employee of the Company or of an affiliate, the opportunity to earn specific cash bonuses for a given performance period. Performance periods are determined by the Committee and may be divided into one or more shorter periods. As an example, the Committee may desire to measure some performance criteria over a 12 month period and other criteria over a three month period. The Committee, in its sole discretion, will select the eligible participants for any performance period and an employee who is a participant for a given performance period in no way is guaranteed or assured of being selected for participation in any subsequent performance period or periods.

Under the Plan, the Committee will establish a target award, at 100% target level of achievement, for each participant, which may be a percentage of a participant’s annual base salary as of the beginning or end of the performance period or a fixed dollar amount. Furthermore, the Committee will, in its sole discretion, determine the performance goals applicable to any target award from the criteria set forth in the Plan, including, by way of example only, sales or revenue targets, economic value added and customer satisfaction. These performance goals may include threshold levels of performance below which no actual award will be paid, levels of performance at which specified percentages of the target award will be paid and may also include a maximum level of performance above which no additional actual award amount will be paid. The Committee may, in its sole discretion, increase, reduce, or eliminate a participant’s actual award. Each actual award under the Plan will be paid in cash (or its equivalent) in a single lump sum.

The foregoing summary of the terms of the Plan does not purport to be complete and is qualified in its entirety by reference to the terms of the Plan, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Annual Incentive Plan

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIANT TECHNOLOGY INC.

Dated: March 4, 2022

	By:	/s/ Larry Madden
Larry Madden
Chief Financial Officer